UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12a

BDCA Venture, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

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BDCA VENTURE, INC.
5251 DTC Parkway, Suite 1100
Greenwood Village, Colorado  80111
(720) 889-0139

May [     ], 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of BDCA Venture, Inc. (the “Annual Meeting”) to be held on June 11, 2015 at 9:00 a.m., Mountain Time, at the Company’s corporate headquarters located at 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Bulldog Investors, LLC (“Bulldog”) has filed a preliminary proxy with the Securities and Exchange Commission which principally seeks to: (i) elect three persons (the “Bulldog Nominees”) as directors of the Company, (ii) have the Board consider adopting a plan to “maximize shareholder value within a reasonable period of time” (the “Bulldog Plan”) and (iii) terminate the Company’s investment advisory agreement with BDCA Venture Adviser, LLC (the “Adviser”) (collectively, the “Bulldog Proposals”).  The preliminary proxy did not include any details on the Bulldog Plan.  On May 8, 2015, we informed Bulldog that the Bulldog Nominees will not be eligible for election, and the Bulldog Plan will not be eligible for consideration, at the Annual Meeting. In contravention of our Bylaw requirements, we did not receive advance notice regarding the third proposal, which similarly will not be eligible for consideration at the Annual Meeting.

We strongly urge you NOT to sign or return any proxy cards sent by Bulldog.  Any votes cast with respect to the Bulldog Proposals in the separate proxy statement from Bulldog will not be counted at the Annual Meeting.  However, shares represented by proxies solicited by Bulldog will be counted as present for purposes of determining the existence of a quorum.  If you have previously signed a proxy card from Bulldog, you can revoke the earlier proxy and vote for our nominees and on the other matters to be properly considered at the Annual Meeting by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage-paid envelope, or by authorizing your proxy electronically via the Internet using the Internet address on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card.

It is important that your shares be represented at the Annual Meeting, and you are encouraged to vote your shares as soon as possible.  The enclosed WHITE proxy card contains instructions for voting over the Internet, by telephone or by returning your proxy card via mail in the envelope provided.  Your vote is important.

Sincerely yours,

/s/ Timothy J. Keating
Timothy J. Keating
President, Chief Executive Officer
and Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 11, 2015.

Our Proxy Statement and our Annual Report for the year ended December 31, 2014 are available on our proxy tabulator’s website at www.proxyvote.com.  The following information applicable to the Annual Meeting may be found in the Proxy Statement and accompanying proxy card:

•	the date, time and location of the meeting;

•	a list of the matters intended to be acted on at the meeting and the recommendations of the Board of Directors regarding those matters; and

•	information about attending the meeting and voting in person.

BDCA VENTURE, INC.
5251 DTC Parkway, Suite 1100
Greenwood Village, Colorado  80111
(720) 889-0139

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2015

To the Stockholders of BDCA Venture, Inc.:

The 2015 Annual Meeting of Stockholders of BDCA Venture, Inc. (the “Company”) will be held on June 11, 2015, at 9:00 a.m., Mountain Time, at the Company’s corporate headquarters located at 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) is being held for the following purposes:

1.
To vote on the election of the four director nominees named in the attached Proxy Statement and in the proxy card to serve on the Board of Directors for a term of one year or until their respective successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the 2015 Annual Meeting of Stockholders (the “Annual Meeting”), or any postponement or adjournment thereof.

Each proposal is discussed in greater detail in the enclosed Proxy Statement.  You have the right to receive notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on May 13, 2015.  Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided, or submit your vote by calling toll free at the telephone number indicated on the enclosed WHITE proxy card, or submit your vote through the website of our proxy tabulator at www.proxyvote.com, as indicated on the proxy card.  Instructions are shown on the proxy card.  In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Bulldog Investors, LLC (“Bulldog”) has filed a preliminary proxy with the Securities and Exchange Commission which principally seeks to: (i) elect three persons (the “Bulldog Nominees”) as directors of the Company, (ii) have the Board consider adopting a plan to “maximize shareholder value within a reasonable period of time” (the “Bulldog Plan”) and (iii) terminate the Company’s investment advisory agreement with BDCA Venture Adviser, LLC (the “Adviser”) (collectively, the “Bulldog Proposals”).

On May 8, 2015, we informed Bulldog that the Bulldog Nominees will not be eligible for election, and the Bulldog Plan will not be eligible for consideration, at the Annual Meeting as they were not submitted in accordance with our Bylaws. In contravention of our Bylaw requirements, we did not receive advance notice regarding the third proposal, which similarly will not be eligible for consideration at the Annual Meeting.

The Board of Directors strongly urges you NOT to sign or return any proxy card sent to you by Bulldog.  If you have previously signed a proxy card from Bulldog, you can revoke the earlier proxy by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage-paid envelope, or by authorizing your proxy electronically via the Internet using the Internet address on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card.

By Order of the Board of Directors,

/s/ Frederic M. Schweiger
Frederic M. Schweiger
Corporate Secretary

Greenwood Village, Colorado
May [    ], 2015

This is an important meeting.  To ensure proper representation at the meeting, please complete, sign, date and return the WHITE proxy card in the enclosed, self-addressed envelope, or submit your vote by calling toll free at the telephone number indicated on the enclosed proxy card, or submit your vote through the website of our proxy tabulator at www.proxyvote.com as indicated on the proxy card.  Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q1:	Why did you send me this proxy statement?

A:
The Company sent you this proxy statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”).  The Annual Meeting will be held on June 11, 2015, at 9:00 a.m., Mountain Time, at the Company’s corporate headquarters located at 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111.

This proxy statement summarizes the information regarding the matters to be voted upon at the Annual Meeting.  However, you do not need to attend the Annual Meeting to vote your shares.  You may simply complete, sign, and return the enclosed WHITE proxy card, or submit your vote by calling toll free at the telephone number indicated on the enclosed proxy card, or vote your shares through the website of our proxy tabulator at www.proxyvote.com, as indicated on the proxy card.

As of May 13, 2015, the date for determining stockholders entitled to vote at the Annual Meeting (the “Record Date”), there were 9,793,994 shares of the Company’s common stock outstanding.  If you owned shares of our common stock at the close of business on the Record Date, you are entitled to one vote for each share of common stock you owned as of that date.  The Company began mailing this proxy statement on or about [          ], 2015 to all stockholders entitled to vote their shares at the Annual Meeting.

Q2:	What am I being asked to vote on?

A:	At the Annual Meeting, stockholders of the Company are being asked to vote for the following proposals:

1.
To vote on the election of the four director nominees named in the attached Proxy Statement and in the proxy card to serve on the Board of Directors for a term of one year or until their respective successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof.

Q3:	What is the quorum requirement for the Annual Meeting?

A:
A quorum of stockholders must be present at the Annual Meeting for any business to be conducted.  The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum.  Abstentions will be treated as shares present for quorum purposes.  On the Record Date, there were 9,793,994 shares outstanding and entitled to vote.  Thus, 4,896,997 must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Q4:	How do I vote by proxy and how many votes do I have?

A:
If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Annual Meeting, the persons named as proxies on the proxy card will vote the shares in the manner that you specified.  If you sign the proxy card, but do not make specific choices, the shares represented by such proxy will be voted as recommended by the Board.  You may also vote your shares by calling toll free at 1-800-690-6903 or through the website of our proxy tabulator at www.proxyvote.com, as indicated on the proxy card.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone through our proxy tabulator, Broadridge Investor Communication Solutions, Inc. (“Broadridge”), who will coordinate proxy delivery and voting for these banks and brokerage firms.  If your shares are registered in the name of a bank or brokerage firm, you will receive a copy of the Company’s Annual Report on Form 10-K and this Proxy Statement, either by paper or electronically, from our proxy tabulator and will have the opportunity to vote via the Internet or by telephone through our proxy tabulator.

If any other matter is presented, the shares represented by such proxy will be voted in accordance with the best judgment of the person or persons exercising authority conferred by the proxy at the Annual Meeting.

You have one vote for each share of common stock that you own on the Record Date.  The proxy card indicates the number of shares that you owned on the Record Date.

Q5:	What does it mean if I receive more than one proxy card?

A:
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q6:	May I revoke my proxy?

A:
Yes.  You may change your mind after you send in your proxy card or authorize your shares by telephone, through the website of our proxy tabulator at www.proxyvote.com, or at the Annual Meeting by following these procedures.  To revoke your proxy:

•	deliver a written revocation notice prior to 9:00 a.m., Mountain Time, on June 11, 2015 to our proxy tabulator, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;

•	indicate your revocation prior to 9:00 a.m., Mountain Time, on June 10, 2015 by calling toll free at 1-800-690-6903 or through the website of Broadridge at www.proxyvote.com;

•
deliver a later-dated proxy to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, Attention:  Proxy Services / BDCA Venture that is received prior to 9:00 a.m., Mountain Time, on June 11, 2015;

•	submit a later-dated proxy by calling toll free at 1-800-690-6903 or through the website of Broadridge at www.proxyvote.com prior to 9:00 a.m., Mountain Time, on June 10, 2015; or

•	vote in person at the Annual Meeting on June 11, 2015.

If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your broker, bank or other nominee in order to revoke your voting instructions.

Q7:	How do I vote in person?

A:
If you plan to attend the Annual Meeting and vote in person, we will give you a proxy card when you arrive.  If your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from that broker, bank, or nominee.  The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on May 13, 2015, the Record Date for voting.  Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Q8:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholder of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with our transfer agent, DST Systems, Inc.

Beneficial Owner.  You are a beneficial owner if at the close of business on the Record Date your shares were held by a bank, brokerage firm or other nominee and not in your name.  Being a beneficial owner means that your shares are held in “street name.”  As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following the voting instructions your bank, brokerage firm or other nominee provides.  If you do not provide your bank, brokerage firm or other nominee with instructions on how to vote your shares, your bank, brokerage firm or other nominee will not be able to vote your shares with respect to any of the proposals.  Please see “What if I do not specify how my shares are to be voted?” for additional information.

Q9:	What will happen if I do not vote my shares?

A:
Stockholder of Record. If you are the stockholder of record of your shares and you do not vote by proxy card, via telephone or the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner.  If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote.  “Broker non-votes” represent votes that could have been cast on a particular matter by a brokerage firm, as a stockholder of record, but that were not cast because the brokerage firm lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares.  Under the rules of the New York Stock Exchange (“NYSE”), your brokerage firm or other nominee does not have discretion to vote your shares on non-routine matters such as Proposal 1.1  Accordingly, there will be no broker non-votes with respect to Proposal 1.

Q10:	What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstentions
Proposal 1 – Election of four directors of the Company nominated by the Board and named in this Proxy Statement who will each serve until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Affirmative vote of the holders of a plurality of all the votes cast at the Annual Meeting either in person or by proxy (i.e., the director nominees receiving the greatest number of votes cast for each of the director positions being voted upon).
		No	Because the election of a director requires a plurality of the votes cast, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Q11:	What if I do not specify how my shares are to be voted?

A:	Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as follows:

•	Proposal 1 - FOR the election of four directors nominated by the Board of Directors and named in this Proxy Statement;

•	In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner.  If you are a beneficial owner and you do not provide the bank, brokerage firm or other nominee that holds your shares with voting instructions, the bank, brokerage firm or other nominee will determine if it has the discretionary authority to vote on the particular matter.  Under the NYSE’s rules, brokers and other nominees do not have discretion to vote on non-routine matters such as Proposal 1.  Accordingly, if you do not provide voting instructions to your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will not vote your shares on Proposal 1 and your shares will not be counted as present for purposes of meeting the quorum requirement.

Important Change:  NYSE rules no longer permit brokerage firms to vote in the election of directors (Proposal 1) if the holder of record has not received instructions from the beneficial owner.  In addition, if Bulldog Investors, LLC, a dissident stockholder (“Bulldog”) and its group do not withdraw their competing candidates for our board of directors, the vote on Proposal 1, for the election of our directors, will be considered a proposal on which your broker does not have discretionary authority to vote.  Accordingly, it is particularly important that beneficial owners instruct their brokerage firms how they wish to vote their shares.

Q12:	What are abstentions and broker non-votes?

A:
An abstention represents action by a stockholder to refrain from voting “for” or “against” a proposal.  “Broker non-votes” represent votes that could have been cast on a particular matter by a brokerage firm, as a stockholder of record, but that were not cast because the brokerage firm (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares, or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.  Since brokerage firms do not have discretion to vote on non-routine matters such as Proposal 1 (and consequently there will be no broker non-votes with respect to Proposal 1), if you do not provide voting instructions to your brokerage firm, your shares will not be voted at the Annual and will not be counted as present for purposes of meeting the quorum requirement.

1 Pursuant to Rule 452 of the New York Stock Exchange, election of directors of a business development company, as opposed to a registered investment company, is a non-routine matter.

Q13:	Who is paying for the costs of soliciting these proxies?

A:
Except as noted above, the Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  In addition to the solicitation of proxies by the use of mail, proxies may be solicited in person and by telephone or facsimile transmission by the directors, officers or employees of the Company or by the officers or employees of BDCA Venture Adviser, LLC, the Company’s investment adviser (the “Adviser” or “BDCA Venture Adviser”)(without special compensation therefor).

Q14:	How do I find out the results of the voting at the Annual Meeting?

A:
Preliminary voting results will be announced at the Annual Meeting.  Final voting results will be published in a current report on Form 8-K within four business days from the date of the Annual Meeting.

Q15:	What is the Board of Director’s position regarding Bulldog soliciting proxies for the Annual Meeting?

A: Bulldog Investors, LLC (“Bulldog”) has filed a preliminary proxy with the Securities and Exchange Commission which principally seeks to: (i) elect three persons (the “Bulldog Nominees”) as directors of the Company, (ii) have the Board consider adopting a plan to “maximize shareholder value within a reasonable period of time” (the “Bulldog Plan”) and (iii) terminate the Company’s investment advisory agreement (collectively, the “Bulldog Proposals”).

The Company informed Bulldog on May 8, 2015 that the Bulldog Nominees will not eligible for election, and the Bulldog Plan will not be eligible for consideration, at the Annual Meeting, as the Bulldog Nominees and the Bulldog Plan were not submitted to the Company in accordance with the Company’s Bylaws. In contravention of the Company’s Bylaw requirements, the Company did not receive advance notice regarding the third Bulldog Proposal, which similarly will not be eligible for consideration at the Annual Meeting.

The Bylaws generally require a nominating stockholder provide sufficient information regarding any stockholder proposal such that the proposal meets the requirements for proxy disclosure. None of the Bulldog Proposals contained this level of detail. For example, the Bylaws require sufficient information regarding any stockholder nominee for director, like the Bulldog Nominees, such that the Board of Directors or any committee thereof or any authorized officer of the Company can make a determination regarding the nominees status as an “interested person” of the Company, as defined in the Investment Company Act of 1940, as amended, and whether the Bulldog Nominees and any affiliates are engaged in “hedging activities” (as defined in the Bylaws) with respect to the Company’s shares.

Any votes cast with respect to the Bulldog Proposals will not be counted at the Annual Meeting, as they will not be considered at the Annual Meeting.  However, shares represented by proxies solicited by Bulldog will be counted as present for purposes of determining the existence of a quorum.

Q16:	Who should I call if I have any questions?

A:	If you have any questions about the Annual Meeting, voting or your ownership of the Company’s common stock, please contact our investor relations contact below:

Investor Relations Contact:	Kristin A. Brown Vice President

Investor Relations
kbrown@rcscapital.com
(646) 558-1181

BDCA VENTURE, INC.
5251 DTC Parkway, Suite 1100
Greenwood Village, Colorado  80111
(720) 889-0139
________________

PROXY STATEMENT
2015 Annual Meeting of Stockholders
________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BDCA Venture, Inc. (the “Company,” “BDCA Venture,” “we,” “us” or “our”) for use at the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 11, 2015, at 9:00 a.m., Mountain Time, at the Company’s corporate headquarters located at 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111, and at any postponements or adjournments thereof.  This Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are first being sent to stockholders on or about May [    ], 2015.

This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 are also available on our proxy tabulator’s website at www.proxyvote.com.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares).  If you properly sign and date the accompanying proxy card, or otherwise provide voting instructions, and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified.  If you give no instructions on the proxy card, the shares covered by the proxy card will be voted “FOR” the election of the nominees as directors and “FOR” the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone through our proxy tabulator, Broadridge, who coordinates proxy delivery and voting for these banks and brokerage firms.  If your shares are registered in the name of a bank or brokerage firm, you will receive a copy of the Company’s Annual Report on Form 10-K and this Proxy Statement, either by paper or electronically, from Broadridge and will have the opportunity to vote via the Internet or by telephone through Broadridge.

Purpose of Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1.
To vote on the election of the four director nominees named in this Proxy Statement and in the proxy card to serve on the Board of Directors until the 2016 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof.

Record Date and Voting Securities

You may vote your shares at the Annual Meeting only if you were a stockholder of record at the close of business on May 13, 2015 (the “Record Date”).  On the Record Date, there were 9,793,994 shares of the Company’s common stock outstanding.  Each share of common stock is entitled to one vote.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted.  The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum.  Abstentions will be treated as shares present for quorum purposes.  Since banks, brokerage firms  or other nominees do not have discretion to vote on non-routine matters such as Proposal 1, if you do not provide voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Annual Meeting and will not be counted as present for purposes of meeting the quorum requirement.

If a quorum is not present at the Annual Meeting, the stockholders who are represented at the Annual Meeting, in person or by proxy, may adjourn the Annual Meeting until a quorum is present.  The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you must follow the voting instructions you receive from your bank, brokerage firm or other nominee.  If you hold shares through a bank, brokerage firm or other nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting.  If you do not vote in person at the Annual Meeting or submit voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Annual Meeting and will not be counted as present for purposes of meeting the quorum requirement.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone through our proxy tabulator, Broadridge Investor Communication Solutions, Inc. (“Broadridge”), who coordinates proxy delivery and voting for these banks and brokerage firms.  If your shares are registered in the name of a bank or brokerage firm, you will receive a copy of the Company’s Annual Report on Form 10-K and this Proxy Statement, either by paper or electronically, from Broadridge and will have the opportunity to vote via the Internet or by telephone through Broadridge.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of common stock, you may authorize a proxy to vote on your behalf, as described on the enclosed proxy card.  Authorizing your proxy will not limit your right to vote in person at the Annual Meeting.  A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions.  If you authorize a proxy without indicating your voting instructions, the proxy holder will vote your shares according to the Board’s recommendations.  You may return the enclosed proxy card by mail in the enclosed, self-addressed envelope, or you may vote your shares by calling toll free at 1-800-690-6903 or through the website of our proxy tabulator at www.proxyvote.com, as indicated on the proxy card.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	delivering a written revocation notice prior to 9:00 a.m., Mountain Time, on June 11, 2015 to our proxy tabulator, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;

•	indicating your revocation prior to 9:00 a.m., Mountain Time, on June 10, 2015 by calling toll free at 1-800-690-6903 or through the website of Broadridge at www.proxyvote.com;

•	delivering a later-dated proxy to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 that is received prior to 9:00 a.m., Mountain Time, on June 11, 2015;

•	submitting a later-dated proxy by calling toll free at 1-800-690-6903 or through the website of Broadridge at www.proxyvote.com prior to 9:00 a.m., Mountain Time, on June 10, 2015; or

•	voting in person at the Annual Meeting on June 11, 2015.

If you hold shares of common stock through a bank, brokerage firm or other nominee, you must follow the instructions you receive from your bank, brokerage firm or other nominee in order to revoke your voting instructions.  Attending the Annual Meeting does not revoke your proxy unless you also vote in person at the Annual Meeting.

If you have previously signed a proxy card sent to you by Bulldog, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-prepaid envelope or by voting by telephone or over the Internet by following the instructions above. Only the latest dated proxy you submit will be counted.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  We have requested that banks, brokerage firms and other nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners.  We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail and electronic mail, proxies may be solicited in person and by telephone or facsimile transmission by the directors, officers or employees of the Company or by the officers or employees of BDCA Venture Adviser, LLC, the Company’s investment adviser (“BDCA Venture Adviser” or the “Adviser”)(without special compensation therefor).

Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised.  Any such notice of revocation should be provided in writing, signed by the stockholder, and be delivered to our proxy tabulator, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to 9:00 a.m., Mountain Time, on June 11, 2015, or submitted by calling toll free at 1-800-690-6903 or through the website of our proxy tabulator at www.proxyvote.com, prior to 9:00 a.m., Mountain Time, on June 10, 2015.

The principal business address of BDCA Venture Adviser is 405 Park Avenue, New York, New York 10022.

Preliminary voting results will be announced at the Annual Meeting.  Final voting results will be published in a current report on Form 8-K within four business days from the date of the Annual Meeting.

Vote Required

Election of Directors.  The election of a director requires a plurality of all the votes cast either in person or by proxy at the Annual Meeting (i.e., the director nominees receiving the greatest number of votes cast for each of the director positions being voted upon).  Each share entitled to vote may be voted for as many persons as there are directors to be elected.  However, stockholders may not cumulate their votes.  If you vote “Withhold Authority” with respect to a director nominee, your shares will not be voted with respect to the person indicated.  Because directors are elected by a plurality of all votes cast, abstentions will have no effect on the election of directors.

Important Change: NYSE rules no longer permit brokers to vote in the election of directors if the holder of record has not received instructions from the beneficial owner.  Accordingly, it is particularly important that beneficial owners instruct their banks, brokerage firms or other nominees how they wish to vote their shares.  Your bank, brokerage firm or other nominee will not be able to vote your shares for the election of directors without your specific instructions.

Additional Solicitation.  If there are not enough votes to elect the director nominees, the stockholders who are represented at the Annual Meeting, in person or by proxy, may adjourn the Annual Meeting to permit the further solicitation of proxies.  The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on the election of directors prior to any such adjournment if there are sufficient votes for approval of such election of directors.

You may receive proxy solicitation materials from Bulldog, including an opposition proxy statement and proxy card. The Board of Directors has determined that the Bulldog Proposals are not eligible for consideration, at the Annual Meeting, as the Bulldog Proposals were not submitted to the Company in accordance with the Company’s Bylaws.

Security Ownership of Certain Beneficial Owners and Management

As of May 12, 2015, no person is deemed to “control” the Company, as such term is defined in the 1940 Act.  The following table sets forth, as of May 12, 2015, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities.  Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13D and 13G filings by such persons with the SEC and other information obtained from such persons, if available.

As of May 12, 2015, we did not have any outstanding shares of preferred stock, any outstanding securities which are convertible into our common stock or any outstanding options or warrants to acquire our common stock.  Unless otherwise indicated, the Company believes that each beneficial owner set forth in the following table has sole voting and investment power and has the same address as the Company.  The Company’s address is 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111.

Name of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class(2)
Interested Directors
Timothy J. Keating	99,651	1.02%

Independent Directors
Laurence W. Berger	28,366	0.29%
Leslie D. Michelson	-	-
J. Taylor Simonton	13,237	0.14%

Executive Officers
Frederic M. Schweiger	27,195	0.28%
Katie P. Kurtz	-	-

Executive officers and directors as a group	168,448	1.72%

5% or More Stockholders
Bulldog Investors, LLC(3)	1,095,998	11.19%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)
(2)	Based on a total of 9,793,994 shares of the Company’s common stock issued and outstanding as of May 12, 2014.
(3)
Based on Schedule 13D filed with the SEC on May 4, 2015.  Phillip Goldstein, Andrew Dakos and Steven Samuels own Bulldog Investors, LLC, a registered investment adviser, whose principal office is located at Park 80 West, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663.  As of May 1, 2015, Bulldog Investors, LLC is deemed to be the beneficial owner of 1,095,998 shares of the Company by virtue of Bulldog Investors, LLC's power to direct the vote of, and dispose of, these shares. These 1,095,998 shares of the Company include 585,038 shares that are beneficially owned by the following entities over which Messrs. Goldstein, Dakos and Samuels exercise control:  Opportunity Partners LP, Calapasas West Partners LP, Full Value Special Situations Fund LP, Full Value Offshore Fund Ltd., Full Value Partners LP, Opportunity Income Plus Fund LP, and MCM Opportunity Partners LP (collectively, “Bulldog Investors Funds”).  Bulldog Investors Funds may be deemed to constitute a group. All other shares included in the aforementioned 1,095,998 shares of the Company owned by Bulldog Investors, LLC (solely by virtue of its power to sell or direct the vote of these shares) are also beneficially owned by clients of Bulldog Investors, LLC who are not members of any group.  The total number of these “non-group” shares is 510,960 shares.   Bulldog Investors, LLC has sole power to dispose of and vote 585,038 shares and has shared power to dispose of and vote 510,960 shares.  Certain of Bulldog Investors, LLC’s clients (none of whom beneficially own more than 5% of the Company’s shares) share this power with Bulldog Investors, LLC.  Messrs. Goldstein, Dakos and Samuels are control persons of Bulldog Investors, LLC.

The following table sets forth, as of May 12, 2015, the dollar range of our equity securities that is beneficially owned by each of the Company’s executive officers and directors.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors
Timothy J. Keating	$500,001-$1,000,000

Independent Directors
Laurence W. Berger	$100,001-$500,000
Leslie D. Michelson	None
J. Taylor Simonton	$50,001-$100,000

Executive Officers who are not Directors
Frederic M. Schweiger	$100,001-$500,000
Katie P. Kurtz	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned by the Company’s directors and executive officers is based on the closing price of $5.10 per share of our common stock as of May 12, 2015.
(3)	The dollar ranges of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000, or over $1,000,000.

The Audit Committee and the independent directors of the Board of Directors have selected Crowe Horwath LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015.

Crowe Horwath LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates.

On February 11, 2015, the Company engaged Crowe Horwath LLP as its independent registered public accounting firm for the fiscal year ended December 31, 2014 replacing Grant Thornton LLP.  Grant Thornton acted as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013 and reviewed the Company’s 2014 and year-to-date financial statements included in the Company’s quarterly reports filed on Form 10-Q for 2014.  Crowe Horwath LLP acted as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014.

Fiscal Year Ended December 31, 2014
Audit Fees	$225,793
Audit-Related Fees	-
Tax Fees	-
All Other Fees	-
Total Fees	$225,793

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of the Company’s year-end financial statements and services that are normally provided by Crowe Horwath LLP, the Company’s independent registered public accounting firm, in connection with statutory and regulatory filings related to the fiscal year ended December 31, 2014.

Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services rendered by Crowe Horwath LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements with respect to the fiscal year ended December 31, 2014 and are not reported under “Audit Fees.”  These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees billed for professional services rendered by Crowe Horwath, LLP for tax compliance.  These services include assistance regarding federal, state, and local tax compliance.

All Other Fees.  All other fees would include fees for products and services other than the services reported above.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors.  The Audit Committee is currently composed of J. Taylor Simonton, Laurence W. Berger and Leslie D. Michelson.

Management is responsible for the Company’s internal controls and the financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States.  The Audit Committee’s responsibility is to monitor and oversee these processes.  The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by the Company’s independent registered public accounting firm.  The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the Company’s independent auditor in order to assure that the provision of such services do not impair the auditor’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted.  Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members.  The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.  The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements.  Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Crowe Horwath LLP, the Company’s independent registered public accounting firm, matters required to be discussed by the standards of the Public Company Accounting Oversight Board.  The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

Conclusion

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The Audit Committee also recommended the selection of Crowe Horwath LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Respectfully Submitted,

The Audit Committee

/s/J. Taylor Simonton
J. Taylor Simonton, Chairman

/s/Laurence W. Berger
Laurence W. Berger

/s/Leslie D. Michelson
Leslie D. Michelson

PROPOSAL 1
ELECTION OF DIRECTORS

Pursuant to the Company’s Bylaws, as amended, the number of directors may be established, increased or decreased from time to time by the Board of Directors, but will never be less than one, nor more than nine.  The number of directors is currently set at four.

The Company’s Articles of Incorporation, as amended (“Charter”), requires that all directors stand for election annually at the Company’s Annual Meeting.  Accordingly, each of the Company’s  directors holds office for the term of one year or until his successor is duly elected and qualified.

All four of the Company’s current directors, Timothy J. Keating, Laurence W. Berger, Leslie D. Michelson and J. Taylor Simonton, have been nominated for election for one year term expiring in 2016.  None of Messrs. Keating, Berger, Michelson or Simonton is being proposed for election pursuant to any agreement or understanding between them and the Company.

Robert T. Cassato resigned from the Board of Directors, including the Audit Committee, Compensation Committee and Nominating Committee thereof, effective April 6, 2015.  Mr. Cassato’s resignation was not the result of any disagreement with the Company on any matters relating to the Company's operations, policies or practices.  In connection with Mr. Cassato’s resignation, the Board of Directors approved a decrease in the number of directors from five to four effective April 6, 2015.

As a result of the change of control of the Company’s investment adviser which occurred on July 1, 2014, at least 75% of the Company’s Board of Directors must be comprised of “non-interested” directors, as such term is defined under the 1940 Act, during the three-year period following the consummation of such change of control transaction (the “Transaction”).  Since three of the four directors nominated by the Nominating Committee would be considered “non-interested” directors, the Board of Directors is expected to meet this 75% non-interested director requirement based on the nominees presented for stockholder approval under this Proposal 1.

A stockholder can vote for or withhold his vote from one or more of the director nominees.  In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of the director nominees named below.  If a nominee should decline or be unable to serve as a director, it is intended that the proxy will vote for the election of such person as is nominated by the Board of Directors as a replacement. The Board of Directors has no reason to believe that the persons named in this Proxy Statement will be unable or unwilling to serve.

The election of a director requires a plurality of all the votes cast either in person or by proxy at the Annual Meeting (i.e., the director nominees receiving the greatest number of votes cast for each of the director positions being voted upon).  Each share entitled to vote may be voted for as many persons as there are directors to be elected.  However, stockholders may not cumulate their votes.  If you vote “Withhold Authority” with respect to a director nominee, your shares will not be voted with respect to the person indicated.  Because directors are elected by a plurality of all votes cast, abstentions and broker non-votes will have no effect of the election of directors.

On May 1, 2015, we received notice that Bulldog sought to propose three candidates for nomination for election to the Company’s Board of Directors.  We informed Bulldog that we believed the nominations were invalid due to a failure to comply with our Bylaws.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION
OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

Nominees for Director

Information about the Nominees and Directors

The Board of Directors has identified certain desired attributes for director nominees.  Each of the nominees has demonstrated high character and integrity, superior credentials and recognition in his respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to the Company’s  management.  Each of the nominees has sufficient time available to devote to the affairs of the Company, is able to work with the other members of the Board of Directors and contribute to the success of the Company and can represent the long-term interests of the Company’s stockholders as a whole.  Each of the nominees has been selected such that the Board of Directors represents a diversity of backgrounds and experience.  Set forth below is biographical information of each of the nominees, including a discussion of such person’s particular experience, qualifications, attributes or skills that lead us to conclude that such individual should serve as a director of the Company, in light of the Company's business and structure.

Certain information, as of the Record Date, with respect to the nominees for election at the Annual Meeting, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, and the year in which each person became a director of the Company.

The business address of each of the nominees listed below is 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111.

Interested Director Nominee

Mr. Keating is an “interested person” of the Company, as such term is defined in the 1940 Act, due to his position as President and Chief Executive Officer of the Company.

Name and Year First Elected Director	Age	Background Information and Principal Occupation(s) During Past Five Years and Beyond
Timothy J. Keating (2008)	51
Mr. Keating has served as the President, Chief Executive Officer and Chairman of the Board of Directors of BDCA Venture since its inception in 2008.  Mr. Keating was a member of BDCA Venture Adviser from its founding in 1997 to July 1, 2014, when the members of BDCA Venture Adviser sold 100% of their membership interests to BDCA Adviser, LLC (“BDCA Adviser”).  Mr. Keating has also served as a member of the Investment Committee of BDCA Venture Adviser since 2008.  Mr. Keating served as the President and Chief Executive Officer of BDCA Venture Adviser from its founding in 1997 to March 2015.  Mr. Keating previously served as the President of Keating Securities, LLC, formerly a wholly owned subsidiary of BDCA Venture Adviser and a Financial Industry Regulatory Authority, Inc. (“FINRA”) registered broker-dealer, from August 1999 to August 2008.  Prior to founding BDCA Venture Adviser, Mr. Keating was a proprietary arbitrage trader and also head of the European Equity Trading Department at Bear Stearns International Limited (London) from 1994 to 1997.  From 1990 to 1994, Mr. Keating founded and ran the European Equity Derivative Products Department for Nomura International Plc in London.  Mr. Keating began his career at Kidder, Peabody & Co., Inc. where he was active in the Financial Futures Department in both New York and London.  Mr. Keating is a 1985 cum laude graduate of Harvard College with an A.B. in economics.  Mr. Keating’s intimate knowledge of the business and operations of BDCA Venture, 30 years’ experience in multiple areas of the financial services industry, extensive knowledge of capital markets, as well as the management of various investment funds in particular, provides valuable insight to the Board of Directors and also positions Mr. Keating to continue to effectively serve as the Chairman of our Board of Directors.

Independent Director Nominees

Messrs. Berger, Michelson and Simonton are not “interested persons” of the Company, as such term is defined in the 1940 Act.

Name and Year First Elected Director	Age	Background Information and Principal Occupation(s) During Past Five Years and Beyond
Laurence W. Berger (2011)	72
Mr. Berger is a Senior Advisor with McKinsey & Company’s Asian Financial Institutions Group, serving as a business strategy consultant for banks and major financial institutions in East Asia for the past 17 years.  Mr. Berger’s consultancy engagements have included the development and implementation of investment strategy, capital markets strategy, organizational and corporate governance initiatives, loan rehabilitation and risk management, front-line sales improvement, growth and merger and acquisition strategy for central and commercial banks, government agencies, monetary authorities, and several other types of institutions across the Asia-Pacific region.  Previously, Mr. Berger held senior management positions at Kidder, Peabody & Co. from January 1987 to December 1989 and Bank of America from July 1985 to December 1986, where he built and managed a number of financial services businesses.  From June 1970 to July 1985, Mr. Berger served as a Managing Director at J.P. Morgan, with a variety of management responsibilities at the bank’s New York, Tokyo and Seoul offices.  Mr. Berger completed his undergraduate studies at Claremont McKenna College, where he earned an honors degree in Political Science and International Relations, and earned a M.B.A. at the University of California Berkeley with a dual major in Corporate Finance and International Finance.  Mr. Berger is qualified to serve on our Board of Directors because of his nearly 40 years’ experience working at and advising some of the largest financial institutions in the world.  Additionally, Mr. Berger has worked and lived outside of the U.S. for a significant portion of his career and brings an extensive network and understanding of international companies, markets and cultures to our Board of Directors.

Leslie D. Michelson (2014)	64
Mr. Leslie D. Michelson, J.D. has served as the Chairman and Chief Executive Officer of Private Health Management, Inc. since April 2007.  Mr. Michelson has served as an independent director of Business Development Corporation of America (“BDCA”) since January 2011, an independent director of Business Development Corporation of America II (“BDCA II”) since August 2014, an independent director of Realty Capital Income Trust Funds since April 2013, each of which entities is affiliated with or sponsored by AR Capital, LLC (“AR Capital”).  Mr. Michelson has served as a director of ALS Therapy Development Institute since June 2004, where he has also served as the Vice Chairman since 2011, and as a director of Druggability Technologies Holdings Ltd. since April 2013.  Mr. Michelson previously served as an independent director of American Realty Capital Properties, Inc. (Nasdaq:  ARCP) from October 2012 to April 2015, an independent director of Realty Finance Trust from January 2013 to November 2014, an independent director of American Realty Capital Trust from January 2008 to July 2013, an independent director of New York REIT, Inc. from October 2009 to August 2011, an independent director of American Realty Capital Daily Net Asset Value Trust from August 2011 to February 2012, an independent director of American Realty Capital Healthcare Trust, Inc. from January 2011 to January 2015, and an independent director of American Realty Capital Retail Centers of America from March 2012 to October 2012, each of which entities is or was affiliated with or sponsored by AR Capital.  Mr. Michelson also previously served as an independent director of Landmark Imaging Medical Group, Inc. from 2007 to 2010, Highlands Acquisition Corp. from 2007 to 2009, and Nastech Pharmaceutical Company, Inc. from 2004 to 2008.  He previously served as the Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation from 2002 to 2006 and served as a director from 2002 to 2013.  Mr. Michelson previously served as an independent director of Catellus Development Corp from 1997 to 2004, where he also held positions as the Chair of the Audit and Compensation Committees.  From March 2000 to August 2001, Mr. Michelson served as the Chief Executive Officer and Director of Acurian, Inc.  Mr. Michelson served as an adviser at Saybrook Capital, LLC, from 1999 to March 2000.  Mr. Michelson served as the Chairman and Co-Chief Executive Officer of Protocare, Inc. from June 1998 to February 1999 and the Chairman and Chief Executive Officer of Value Health Sciences, Inc. from 1988 to 1998.  Mr. Michelson served as a director of G&L Realty Corp. from 1995 to 2001.  He served as a Special Assistant to the General Counsel of the United States Department of Health and Human Services, from 1979 to 1981.  Mr. Michelson received a J.D. from Yale Law School in 1976 and a B.A. degree in Social and Behavioral Sciences from Johns Hopkins University in 1973.  Mr. Michelson’s more than 20 years of experience as a founder, chief executive officer, investor, adviser and/or director for a portfolio of entrepreneurial health care, technology and real estate companies, benefits our Board of Directors.

J. Taylor Simonton (2008)	70
Mr. Simonton spent 35 years at PricewaterhouseCoopers LLP (“PwC”), including 23 years as a partner in the firm’s Assurance Services, before retiring in 2001.  Mr. Simonton was a partner for seven years in PwC’s National Professional Services Group, which handles the firm’s auditing and accounting standards, SEC, corporate governance, risk management and quality matters.  In May 2014, he was elected an independent director and chair of the Audit Committee of Advanced Emissions Solutions, Inc. (OTCBB:  ADES), an environmental technology and specialty chemicals company.  Since October 2013, Mr. Simonton has served as an independent director, chair of the Audit Committee and member of the Nominating and Governance Committee of Escalera Resources, Co. and a member  of the Compensation Committee since July 2014 (Nasdaq:  ESCR), a natural gas exploration and development company.  From October 2008 to January 2014, Mr. Simonton served as an independent director and chair of the Audit Committee of Zynex, Inc. (OTCBB:  ZYXI), a company that primarily engineers, manufactures, markets and sells its own design of electrotherapy medical devices used for pain management and rehabilitation.  Mr. Simonton served as a director from September 2005 to May 2013 of Red Robin Gourmet Burgers, Inc. (NasdaqGS:  RRGB), a casual dining restaurant chain operator serving high quality gourmet burgers where he was a member of the Audit Committee, of which he was chair from October 2005 until June 2009, and a member of the Nominating and Governance Committee.   From January 2003 to February 2007, he also served as a director and the chair of the Audit Committee of Fischer Imaging Corporation, a public company that designed, manufactured and marketed medical imaging systems.  Mr. Simonton is a Director, Past Chair and Past President of the Colorado Chapter of the National Association of Corporate Directors (NACD) and is a NACD Board Leadership Fellow.  Mr. Simonton received a B.S. in Accounting from the University of Tennessee in 1966 and is a Certified Public Accountant.  Mr. Simonton’s extensive accounting, SEC reporting and corporate governance experience, as well as his comprehensive experience on the board of directors of other public companies, benefits the Board of Directors.

Information about Executive Officers Who Are Not Directors

The following information, as of the Record Date, pertains to our executive officers who are not directors of the Company.  Certain of our executive officers may from time to time serve as directors of, or on the board of managers of, certain of our portfolio companies.

Name	Age	Background Information and Principal Occupation(s) During Past Five Years and Beyond
Katie P. Kurtz	34
Ms. Kurtz has served as Chief Financial Officer and Treasurer of BDCA Venture since October 2014.  Ms. Kurtz has served as the Chief Financial Officer, Treasurer and Secretary of BDCA II, a public, non-listed business development company, since August 2014.  Ms. Kurtz has also, since July 2013, served as the Chief Accounting Officer of BDCA, a public, non-listed business development company,  the Chief Accounting Officer of ARC Realty Finance Trust, Inc., a public, non-listed real estate investment trust, and Vice President of AR Capital.  Prior to joining AR Capital in July 2013, Ms. Kurtz was employed as Vice President by The Carlyle Group, where she served as Chief Accounting Officer for Carlyle GMS Finance, Inc., Carlyle’s business development company.  From 2010 to 2012, Ms. Kurtz served as Director of Finance and Controller for New Mountain Finance Corporation, an exchange-traded business development company.  Prior to New Mountain, Ms. Kurtz served as Controller at Solar Capital Ltd, an exchange-traded business development company, and in various accounting and financial reporting roles at GFI Group, Inc.  Ms. Kurtz began her career at PricewaterhouseCoopers, LLP. She is a licensed certified public accountant in New York State.  Ms. Kurtz holds a B.S. in Accountancy and a B.A. in German from Wake Forest University and a Master of Science in Accountancy from Wake Forest University.

Frederic M. Schweiger	55
Mr. Schweiger has served as Chief Operating Officer, Chief Compliance Officer and Secretary of BDCA Venture since September 2010, and served as the Chief Financial Officer and Treasurer from February 2013 to October 2014.  Mr. Schweiger served as a director of BDCA Venture from November 2011 to June 2014.  Since March 2010, Mr. Schweiger has been an investment professional at, and a member of the Investment Committee of, BDCA Venture Adviser.  Mr. Schweiger was a member of BDCA Venture Adviser from March 2010 to July 1, 2014, when the members of BDCA Venture Adviser sold 100% of their membership interests to BDCA Adviser.  Mr. Schweiger has served as the Chief Operating Officer of BDCA Venture Adviser since April 2010 and as Chief Compliance Officer since September 2010.  Mr. Schweiger served as the Chief Financial Officer of BDCA Venture Adviser from February 2013 to March 2015.  From 1999 to March 2010, Mr. Schweiger had been the sole stockholder and President of Garisch Financial, Inc., a firm providing business and financial consulting services to private companies, including private operating companies interested in raising private or public financing as part of a going public strategy.  Mr. Schweiger was also a consultant to and registered representative of Keating Securities, LLC, formerly a wholly owned subsidiary of BDCA Venture Adviser, from January 2004 through July 2006.  Prior to founding Garisch Financial, Inc., from 1993 to 1999, Mr. Schweiger served in various officer positions, including Executive Vice President, Chief Financial Officer and General Counsel, with Old World Industries, Inc., a privately-held automotive products and industrial chemicals manufacturer and marketer based in Northbrook, Illinois.  From 1991 through 1993, Mr. Schweiger was General Counsel and Chief Acquisition Officer for The Boucher Group, Inc., a multi-location automotive dealership group headquartered in Milwaukee, Wisconsin, where he was responsible for dealership acquisitions, corporate and legal matters.  Mr. Schweiger began his career as a corporate and mergers and acquisitions attorney.  Mr. Schweiger is a 1987 graduate of New York University with a Master of Laws in Taxation, a 1985 magna cum laude graduate of Marquette University Law School with a J.D., and a 1982 magna cum laude graduate of the University of Notre Dame with a B.B.A. in accounting.

Corporate Governance

Director Independence

Our Board of Directors annually determines each director’s independence.  We do not consider a director independent unless the Board of Directors has determined that he has no material relationship with us.  We intend to monitor the relationships of our directors and officers through a questionnaire each director completes no less frequently than annually and update periodically as information provided in the most recent questionnaire changes.

In order to evaluate the materiality of any such relationship, the Board of Directors uses the definition of director independence set forth in the rules promulgated by the Nasdaq Stock Market.  Rule 4200(a)(15)(G) provides that a director of a business development company shall be considered to be independent if he is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

The Board of Directors has determined that each of the directors is independent and has no relationship with us, except as a director and stockholder, with the exception of Timothy J. Keating, as a result of his position as the Company’s President and Chief Executive Officer.

Board Leadership Structure

Our Board of Directors monitors and performs an oversight role with respect to the business and affairs of the Company, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to the Company.  Among other things, our Board of Directors approves the appointment of our investment adviser and officers, reviews and monitors the services and activities performed by our investment adviser and officers and approves the engagement, and reviews the performance of, our independent registered public accounting firm.

Under the Company's Bylaws, our Board of Directors may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board.  We do not have a fixed policy as to whether the Chairman of the Board should be an independent director and believe that our flexibility to select our Chairman and reorganize our leadership structure from time to time is in the best interests of the Company and its stockholders.

Presently, Mr. Keating serves as the chairman of our Board of Directors.  Mr. Keating is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act because he is on the investment committee of our investment adviser.  We believe that Mr. Keating’s history with the Company and 30 years’ experience in the management of various investment funds qualifies him to serve as the Chairman of our Board of Directors.  Moreover, we believe that the Company is best served through its existing leadership structure with Mr. Keating as Chairman of our Board of Directors, as Mr. Keating’s relationship with the Company’s investment adviser provides an effective bridge between the Board of Directors and our investment adviser thus ensuring an open dialogue between the Board of Directors and our investment adviser and that both groups act with a common purpose.  Mr. Simonton currently serves as the lead independent director of our Board of Directors.  The lead independent director, among other things, chairs executive sessions of the independent directors, serves as a spokesman for the independent directors, assists in establishing the agendas for our Board meetings, and serves as a liaison between the independent directors and our management.

The Board of Directors currently combines the role of Chairman of the Board with the role of Chief Executive Officer, coupled with a lead independent director position to further strengthen the governance structure.  The Board of Directors believes this provides an efficient and effective leadership model for the Company.  Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.  No single leadership model is right for all companies at all times.  The Board of Directors recognizes that depending on the circumstances, other leadership models, such as a separate independent Chairman of the Board, might be appropriate.  We believe that Board leadership structures must be evaluated on a case-by-case basis and that our existing Board leadership structure is appropriate.  However, we continually re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet the Company’s needs.

Board’s Role in Risk Oversight

While risk management is primarily the responsibility of the Company’s management team, the Board is responsible for the overall supervision of the Company’s risk management activities.  The Board’s oversight of the material risks faced by the Company occurs at both the full Board level and at the committee level.  Our Board of Directors performs its risk oversight function primarily through:  (i) its Audit Committee, which reports to the entire Board of Directors; and (ii) monitoring by our Chief Compliance Officer in accordance with our compliance policies and procedures.

As described below in more detail under the section entitled “Committees of the Board of Directors,” an Audit Committee, a Nominating Committee and a Compensation Committee have been established to assist the Board of Directors in fulfilling its oversight responsibilities.  Each of these committees is composed solely of non-interested, or independent, directors.  The Audit Committee’s responsibilities include overseeing our accounting and financial reporting processes, our systems of internal controls over financial reporting, and audits of our financial statements.  The Nominating Committee’s responsibilities include identifying qualified individuals to serve on our Board of Directors, and to select, or recommend that the Board of Directors select, the Board nominees.  The Compensation Committee’s responsibilities include the review the compensation of our investment adviser in conjunction with future renewals of the Investment Advisory and Administrative Services Agreement (the “Investment Advisory Agreement”).

Our Board of Directors also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer.  Our Chief Compliance Officer prepares a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers.  The Chief Compliance Officer’s report, which is reviewed by our Board of Directors, addresses at a minimum:  (i) the operation of the compliance policies and procedures of the Company and certain of its service providers since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer's annual review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board of Directors would reasonably need to know to oversee the Company's compliance activities and risks.  In addition, the Chief Compliance Officer meets separately in executive session with the independent directors at least once each year.

We believe that our Board’s role in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a business development company.  Specifically, as a business development company, we must comply with certain regulatory requirements that control the levels of risk in our business and operations.  For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 200% immediately after each time we incur indebtedness, we generally have to invest at least 70% of our total assets in “qualifying assets,” and we are not generally permitted to invest in any portfolio company in which our investment adviser or any of its affiliates currently has an investment.  In addition, during 2014, we satisfied the requirements to qualify as a regulated investment company (“RIC”) and intend to be treated as a RIC under Subchapter M of the Code for our 2015 taxable year.  As a RIC we must, among other things, meet certain income source and asset diversification requirements.

Management provides regular updates to the Board regarding the management of the risks they oversee at each regular meeting of the Board.  We believe that the Board’s role in risk oversight must be evaluated on a case-by-case basis and that our existing Board of Director’s role in risk oversight is appropriate.  However, we continually re-examine the manners in which the Board of Directors administers its oversight function on an ongoing basis to ensure that they continue to meet the Company’s needs.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Nominating Committee and a Compensation Committee.  At our quarterly Board of Directors meeting held on July 24, 2014, we dissolved the Valuation Committee effective July 25, 2014 and appointed Mr. Berger, a non-interested member of our Board of the Directors, as the lead valuation director to act as the liaison between our Board of Directors, our management and our investment adviser for valuing our investments.  During 2014, our Board of Directors held nine Board meetings, four Audit Committee meetings, three Valuation Committee meetings, one Nominating Committee meetings, and one Compensation Committee meeting.  All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the respective committees on which they served.  We require each director to make a diligent effort to attend all Board and committee meetings and each annual meeting of stockholders.  Our lead director, Mr. Simonton, attended our 2014 Annual Meeting of Stockholders.

The table below provides current membership and chairmanship information for each standing Board committee as of the Record Date.

Name	Audit Committee	Compensation Committee	Nominating Committee
Timothy J. Keating	-	-	-
Laurence W. Berger	Member	Chairman	Member
Leslie D. Michelson	Member	Member	Member
J. Taylor Simonton	Chairman	Member	Chairman

Audit Committee

The Audit Committee operates pursuant to a charter approved by the Board of Directors, a copy of which is available on our website at www.bdcv.com or by written request to the Company at BDCA Venture, Inc., Attention: Corporate Secretary, 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111.  The charter sets forth the responsibilities of the Audit Committee.  The Audit Committee’s responsibilities include recommending the selection of our independent registered public accounting firm; evaluating the appointment, compensation and retention of our registered public accounting firm; receiving formal written statements from our independent registered public accounting firm regarding its independence, including a delineation of all relationships between it and the Company; reviewing with such independent registered public accounting firm the planning, scope and results of their audit of our financial statements; pre-approving the fees for services performed; reviewing with the independent registered public accounting firm the adequacy of internal control systems; reviewing our annual financial statements and periodic filings, and receiving our audit reports and financial statements.  In addition, the Audit Committee’s responsibilities include considering the effect on the Company of any changes in accounting principles or practices proposed by management or the independent registered public accounting firm, any changes in service providers, such as the accountants, that could impact the Company’s internal control over financial reporting, and any changes in schedules (such as fiscal or tax year-end changes) or structures or transactions that required special accounting activities, services or resources.  The Audit Committee is presently comprised of three persons:  Messrs. Berger, Michelson and Simonton.  Each member of the Audit Committee is considered independent under the rules promulgated by the Nasdaq Stock Market.  Our Board of Directors has determined that Mr. Simonton is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act.  Messrs.  Berger, Michelson and Simonton meet the current independence requirements of Rule 10A-3 of the Exchange Act and, in addition, are not “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act.  Mr. Simonton currently serves as Chairman of the Audit Committee.  The Audit Committee held four meetings during 2014.

Nominating Committee

The Nominating Committee operates pursuant to a charter approved by our Board of Directors, a copy of which is available on our website at www.bdcv.com or by written request to the Company at BDCA Venture, Inc., Attention:  Corporate Secretary, 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111.  The charter sets forth the responsibilities of the Nominating Committee.  The Nominating Committee’s responsibilities include identifying individuals qualified to serve on the Board as directors and on committees of the Board, recommending that the Board select the Board nominees for the next annual meeting of stockholders, establishing procedures for evaluating the suitability of potential director nominees consistent with the criteria approved by the Board, reviewing the suitability for continued service as a director when his or her term expires and at such other times as the Nominating Committee deems necessary or appropriate, and recommending whether or not the director should be re-nominated, reviewing the membership of the Board and its committees and recommending changes, if any, to the Board to ensure that the number of independent directors serving on the Board satisfies the requirements of the Securities and Exchange Commission and the Nasdaq Capital Market, establishing a policy under which stockholders of the Company may recommend a candidate to the Nominating Committee for consideration for nomination as a director, and recommending to the Board or to the appropriate committee thereto processes for annual evaluations of the performance of the Board, the Chairman of the Board and the Chief Executive Officer of the Company, and its standing committees.  The Nominating Committee currently does not consider nominees recommended by our stockholders.

The Nominating Committee is presently comprised of three persons:  Messrs. Berger, Michelson and Simonton.  Each member of the Nominating Committee is considered independent under the rules promulgated by the Nasdaq Stock Market.  Mr. Simonton serves as Chairman of the Nominating Committee.  The Nominating Committee held one meeting during 2014.  In evaluating director nominees, the Nominating Committee will generally consider the following factors:

●	the appropriate size and composition of our Board of Directors;

●	whether or not the person is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act;

●	the needs of the Company with respect to the particular talents and experience of its directors;

●	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

●	familiarity with national and international business matters;

●	experience with accounting rules and practices;

●	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

●	all applicable laws, rules, regulations and listing standards, if applicable.

The goal of the Nominating Committee is to assemble a Board of Directors that brings to the Company a diversity of perspectives and skills derived from high quality business and professional experience.  The independent directors of the Board of Directors have not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.  In determining whether to recommend a director nominee, the independent directors of the Board of Directors consider and discuss diversity, among other factors, with a view toward the needs of the Board of Directors as a whole.  The independent directors of the Board of Directors generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board of Directors, when identifying and recommending director nominees.  The independent directors of the Board of Directors believe that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the independent directors of the Board of Directors’ goal of creating a Board of Directors that best serves the needs of the Company and the interest of its stockholders.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.  The Nominating Committee and the Board of Directors also believe it is appropriate for certain key members of our management to participate as members of the Board of Directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.  If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a prospective director nominee in light of the criteria above or determines to reduce the size of the Board of Directors.  Research may also be performed to identify qualified individuals.  To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, nor do we anticipate doing so in the future.

Compensation Committee

The Compensation Committee operates pursuant to a charter approved by the Board of Directors, a copy of which is available on the Company’s website at www.bdcv.com or by written request to the Company at BDCA Venture, Inc., Attention:  Corporate Secretary, 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111.  The Compensation Committee operates pursuant to a charter approved by the Board of Directors. The charter sets forth the responsibilities of the Compensation Committee.  Currently none of the Company’s executive officers are directly compensated by the Company.  However, the Company reimburses its investment adviser for the allocable portion of overhead and other expenses incurred by its investment adviser in performing its obligations under the Investment Advisory Agreement, including an allocable share of the compensation of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staff.  The Compensation Committee will review the compensation of the investment adviser in conjunction with the renewal of the Investment Advisory Agreement.  The Investment Advisory Agreement, which was entered into on July 1, 2014 as part of the closing of the Transaction, remains in effect until July 1, 2016, unless sooner terminated.  Beginning July 1, 2016, the Investment Advisory Agreement will remain in effect from year-to-year thereafter if approved annually by:  (i) the vote of the Board of Directors or by the vote of a majority of the Company’s outstanding voting securities, and (ii) the vote of a majority of the directors who are not interested persons.  The Compensation Committee consists of Messrs. Berger, Michelson and Simonton, all of whom are considered independent for purposes of the 1940 Act and the Nasdaq Stock Market.  The Compensation Committee held one meeting during 2014.

Communication with the Board of Directors

Stockholders with questions about BDCA Venture are encouraged to contact our Investor Relations department.  However, if a stockholder believes that his questions have not been addressed, he may communicate with the Company’s Board of Directors by sending their communications to BDCA Venture, Inc., Attention: Corporate Secretary, 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111.  All stockholder communications received in this manner will be delivered to one or more members of the Board of Directors.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by us;

●	compliance with applicable governmental laws, rules and regulations;

●	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

●	accountability for adherence to the code.

Our Board of Directors has adopted a corporate code of ethics that applies to our executive officers, a copy of which is available on our website at www.bdcv.com or by written request to the Company at BDCA Venture, Inc., Attention: Corporate Secretary, 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111.  We intend to disclose any amendments to, or waivers from a required provision of, our corporate code of ethics in a current report on Form 8-K.

Executive and Director Compensation

Compensation of Directors

The following table sets forth compensation of the Company’s directors for the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total
Interested Director
Timothy J. Keating	–	–	–

Independent Directors
Laurence W. Berger	$30,000	–	$30,000
Leslie D. Michelson(3)	$12,500	–	$12,500
J. Taylor Simonton	$40,000	–	$40,000

Former Interested Director
Frederic M. Schweiger(4)	–	–	–

Former Independent Directors
Robert T. Cassato(3),(5)	$12,500	–	$12,500
Brian P. Alleman(4)	$17,500		$17,500

(1)	For a discussion of the independent directors’ compensation, see below.
(2)	We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors.
(3)	Elected to the Board of Directors at the 2014 Annual Meeting of Stockholders held on June 16, 2014.
(4)	Term expired on June 16, 2014.
(5)	Resigned from the Board of Directors effective April 6, 2015.

We currently pay our independent directors an annual fee of $25,000, payable quarterly in advance, covering any regular or special meetings of the Board or any committee thereof attended in person, any telephonic meeting of the Board or any committee thereof in which the director participated, any non-meeting consultations with the Company’s management, and any other services provided by them as a director (other than services as the Chairman of the Company’s Audit Committee or as the lead independent director or lead valuation director).

We also pay our lead independent director, as designated from time to time by our Board of Directors, an additional annual fee of $5,000, payable quarterly in advance.  Mr. Simonton is presently designated as our lead independent director.

We pay our Audit Committee Chairman, currently Mr. Simonton, an annual fee of $10,000, payable quarterly in advance, for his services as our Audit Committee Chairman.

We pay our lead valuation director, currently Mr. Berger, an annual fee of $10,000, payable quarterly in advance, for his services as our lead valuation director.  Prior to the dissolution of our Valuation Committee, we paid our Valuation Committee Chairman an annual fee of $10,000, payable quarterly in advance, for his services as our Valuation Committee Chairman.

We also reimburse directors for out-of-pocket expenses incurred in attending Board and committee meetings and undertaking certain matters on our behalf.

Interested directors do not receive separate fees for their services as directors.

Under the Maryland General Corporation Law and pursuant to our amended and restated charter and bylaws, we may indemnify our officers and directors for various expenses and damages resulting from their acting in these capacities.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers and directors pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

We have entered into indemnification agreements with our directors and executive officers.  The indemnification agreements are intended to provide our directors the maximum indemnification permitted under the Maryland General Corporation Law and the 1940 Act, unless otherwise limited by our amended and restated charter and bylaws.  Each indemnification agreement provides that we shall indemnify the director or executive officer who is a party to the agreement (an “Indemnitee”), including the advancement of legal expenses, if, by reason of his corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding.  The indemnification agreements also require us to procure liability insurance coverage for our officers and directors.  In addition, each indemnification agreement further provides that the applicable provisions of our amended and restated charter and bylaws regarding indemnification shall control in the event of any conflict with any provisions of such indemnification agreements.

We may secure insurance on behalf of any person who is or was or has agreed to become a director or officer of the Company for any liability arising out of his actions, regardless of whether the Maryland General Corporation Law would permit indemnification.  We have obtained liability insurance for our officers and directors.

Under the Investment Advisory Agreement, absent the willful misfeasance, bad faith or gross negligence of our investment adviser or the investment adviser’s reckless disregard of its duties and obligations, we have also agreed to indemnify our investment adviser (including its officers, managers, agents, employees and members) for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising out of our investment adviser’s performance of its duties and obligations under the Investment Advisory Agreement or otherwise as our investment adviser, except to the extent specified in the 1940 Act.

Compensation of Chief Executive Officer and Other Executive Officers

We have entered into the Investment Advisory Agreement, pursuant to which our investment adviser has agreed to serve as our investment adviser and to furnish us with certain administrative services necessary to conduct our day-to-day operations.  This agreement is terminable by either party upon proper notice.  We pay our investment adviser a fee for its investment advisory services under the Investment Advisory Agreement consisting of two components:  (i) a base management fee, and (ii) an incentive fee.  We also reimburse our investment adviser for our allocable portion of overhead and other administrative expenses incurred by it in performing its administrative obligations under the Investment Advisory Agreement, including an allocable portion of the compensation of our Chief Financial Officer and Chief Compliance Officer, and their respective staff.

We have no employees and as such personnel furnished by our investment adviser to serve as our chief executive officer and other executive officers do not receive any compensation directly from us for their services as our officers.  However, as discussed below, certain compensation costs of officers furnished by our investment adviser are allocated to us and certain principals and officers of the investment adviser who also serve as the Company’s officers receive compensation from, or may have financial interests in, the investment adviser, which may be funded by or economically related to the investment advisory fees paid by us to the investment adviser under to the Investment Advisory Agreement.

A portion of the compensation of persons serving as our Chief Financial Officer and our Chief Compliance Officer and their support personnel is reimbursed by us to the extent they are performing these functions on our behalf.  For the years ended December 31, 2014, 2013 and 2012, we reimbursed our investment adviser $469,558, $528,970 and $524,540, respectively, for these compensation costs.  Our expense allocation ratio is not fixed, and is therefore subject to fluctuation from period to period.  In particular, the allocation ratio with respect to compensation of our Chief Financial Officer and Chief Compliance Officer is dependent upon the amount of time he or she devotes to matters on our behalf.

Certain Relationships and Related Transactions

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company.  For example, the Company has a code of conduct that generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company.  Waivers to the code of conduct can generally only be obtained from the Chief Compliance Officer, the Chairman of the Board of Directors or the Chairman of the Audit Committee of the Board of Directors and are publicly disclosed as required by applicable law and regulations.  In addition, the Audit Committee of the Board of Directors is required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K).

Transactions with Management and Others

Investment Advisory Agreement

In connection with the change of control of our investment adviser in connection with the Transaction, we entered into the Investment Advisory Agreement effective July 1, 2014, which is identical with respect to all material terms and conditions of the prior investment advisory agreement between us and our investment adviser (“Prior Advisory Agreement”).  The investment advisory fees under the Investment Advisory Agreement are the same as the investment advisory fees under the Prior Advisory Agreement.  The Investment Advisory Agreement was approved by our Board of Directors on April 9, 2014 and by stockholders at our 2014 Annual Meeting of Stockholders held on June 16, 2014.

In approving the Investment Advisory Agreement, our Board of Directors, including all of the non-interested directors, considered the following matters:

●  Our Board of Directors, including the non-interested directors, considered the nature, extent and quality of the investment advisory services to be provided by our investment adviser to us.

●  Our Board of Directors, including the non-interested directors, considered the nature, quality, cost and extent of administrative and stockholder services to be performed by our investment adviser under the Investment Advisory Agreement.

●  Our Board of Directors reviewed the investment performance of us since the commencement of operations and compared our performance with the performance of comparable business development companies.

●  Our Board of Directors considered comparative data based on publicly available information with respect to services rendered and the advisory fees (including management fees and incentive fees) paid to investment advisers of other business development companies with equity-based investment focuses similar to us, as well as publicly traded business development companies in general. The comparative data outlined management fees and incentive fees paid to such investment advisers, including the calculation of such management fees and incentive fees, in relation to such other companies’ total assets and the services rendered by such investment advisers.

●  Our Board of Directors reviewed information on the profitability of our investment adviser in serving as our investment adviser.

●  The non-interested directors also considered benefits that accrue to our investment adviser from its relationship with us.

●  Other Matters Considered.  In addition, the directors also considered the intangible benefits that accrue to our investment adviser by virtue of its relationship with us and concluded that they were appropriate.

Based on the information reviewed and discussions held with respect to each of the foregoing items, our Board of Directors, including all of the non-interested directors, concluded in light of all of our surrounding circumstances that the compensation payable to our investment adviser was reasonable in relation to the services to be provided by our investment adviser to us.

Pursuant to the Investment Advisory Agreement, our investment adviser has agreed to serve as our investment adviser and to furnish us with certain administrative services necessary to conduct our day-to-day operations.  Pursuant to the terms of the Investment Advisory Agreement, we pay our investment adviser a fee for its investment advisory services consisting of two components:   a base management fee and an incentive fee.

The base management fee (the “Base Fee”) is calculated at an annual rate of 2% of our gross assets, where gross assets include any borrowings for investment purposes.  The Base Fee is calculated based on the value of our gross assets at the end of the most recently completed calendar quarter and adjusted for any equity capital raises or repurchases during the current calendar quarter.  For the year ended December 31, 2014, our investment adviser agreed to waive $97,797 of Base Fees associated with the U.S. Treasury Bills that were purchased with the proceeds of the short-term loan and were included in gross assets as of September 30, 2014.  See “Expense Deferrals and Waivers by Investment Adviser” below.  Our investment adviser did not waive any Base Fees for the years ended December 31, 2013 and 2012.  For the years ended December 31, 2014, 2013 and 2012, we incurred Base Fees before any waivers by our investment adviser of $1,568,964, $1,462,495 and $1,533,808, respectively.

The incentive fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains, if any, on a cumulative basis from inception through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fees, with respect to each of the investments in our portfolio.  For purposes of calculating the incentive fee, realized capital gains and losses include both short-term and long-term capital gains and losses.  Our investment adviser is not entitled to an incentive fee on investment income generated from interest or dividends on our portfolio company investments.

For the years ended December 31, 2014, 2013 and 2012, we incurred actual incentive fees payable to the Adviser of $635,241, $0 and $0, respectively.  The incentive fee actually payable to our investment adviser is consistent with the Investment Advisers Act of 1940, as amended, and formula reflected in the Investment Advisory Agreement.

For accounting purposes only, we are required under U.S. GAAP to accrue a theoretical incentive fee based upon unrealized appreciation at the end of each period.  The accrual of this theoretical incentive fee assumes all unrealized balances are realized in order to reflect an incentive fee that would theoretically be payable to our investment adviser.  For the years ended December 31, 2014, 2013 and 2012, we recorded an $86,445 reduction of theoretical incentive fees and incurred $1,523,189 and $425,519 of theoretical incentive fees, respectively.

In addition, pursuant to the terms of the Investment Advisory Agreement, our investment adviser furnishes us with office facilities, equipment, and clerical, bookkeeping and record-keeping services.  Our investment adviser also performs, or facilitates the performance of, certain administrative services, which includes being responsible for the financial records which we are required to maintain and preparing reports to our stockholders and reports filed with the SEC and state securities administrators and commissions.  Our investment adviser also assists us in monitoring our portfolio accounting and bookkeeping, managing portfolio collections and reporting, performing internal audit services, determining and publishing our net asset value, overseeing the preparation and filing of our tax returns, printing and disseminating reports to our stockholders, providing support for our risk management efforts and generally overseeing the payment of our expenses and performance of administrative and professional services rendered to us by others.

We reimburse our investment adviser for the allocable portion of overhead and other expenses incurred by our investment adviser in performing its administrative obligations under the Investment Advisory Agreement, including the allocable portion of compensation of our Chief Financial Officer and Chief Compliance Officer, and their respective staff.  The allocation ratio with respect to compensation of our Chief Financial Officer and Chief Compliance Officer is dependent upon the amount of time each devotes to matters on behalf of us and our investment adviser, respectively.  For the years ended December 31, 2014, 2013 and 2012, we incurred $570,074, $651,811 and $633,997 of administrative expenses allocated from our investment adviser, including the compensation of our Chief Financial Officer, Chief Compliance Officer and other support personnel, respectively.

Under the Investment Advisory Agreement, absent the willful misfeasance, bad faith or gross negligence of our investment adviser or the investment adviser’s reckless disregard of its duties and obligations, we have also agreed to indemnify our investment adviser (including its officers, managers, agents, employees and members) for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising out of our investment adviser’s performance of its duties and obligations under the Investment Advisory Agreement or otherwise as our investment adviser, except to the extent specified in the 1940 Act.

Expense Deferrals and Waivers by Investment Adviser

Beginning October 1, 2014 and continuing through September 30, 2016 (the “Term”), our investment adviser has agreed to defer the payment of Base Fees to our investment adviser unless and until we realize net capital gains equal to two times the Base Fees due (the “Program”).  When determining the deferral amount, the Base Fees and net realized capital gains will be calculated on a cumulative basis over the Term.  At the end of the Term of the Program, our investment adviser agrees to waive, without recourse against or reimbursement by us, any Base Fees previously deferred and not paid during the Program.  Prior to September 30, 2016, our investment adviser may, in its sole discretion, extend the Term of the Program by written notice to us.

Separately, our investment adviser has also agreed that, to the extent that our Adjusted Operating Expenses (as defined below) in 2015 exceed $1,500,000 (the “Excess Amount”), our investment adviser will, without recourse against or reimbursement by us, waive Reimbursable Expenses (as defined below) due and owing by us and/or pay on our behalf certain Adjusted Operating Expenses, in such amounts so that the total of the waived Reimbursable Expenses and expenses paid by our investment adviser on our behalf equals the Excess Amount.  Adjusted Operating Expenses means our total operating expenses (as reported on the our audited financial statements for 2015 included in our annual report on Form 10-K for the year ended December 31, 2015) less Base Fees, incentive fees, any stock issuance costs, and any costs related to borrowings by us (including any interest and fees), any litigation costs, expenses or fees and any extraordinary expenses.  For purposes of clarity, any operating expenses incurred by our investment adviser and reimbursable by us with respect to 2015 (“Reimbursable Expenses”) are included in Adjusted Operating Expenses.

Reimbursement from Related Party

BDCA Adviser reimbursed us $97,866 at the closing of the Transaction on July 1, 2014 for the costs incurred in connection with our 2014 annual stockholder meeting, including legal and accounting fees and proxy solicitation costs, which related to obtaining stockholder approval of the Investment Advisory Agreement, which costs would not otherwise have been incurred by us.  We did not have any amounts reimbursable from a related party for the years ended December 31, 2013 or 2012.

Services Provided by Related Parties

RCS Advisory Services, LLC (“RCS Advisory”), an affiliated entity of our investment adviser, provides us with legal services, website design and maintenance and investor relations services.  RCS Advisory began providing us with services on July 1, 2014 following the completion of the Transaction.  During 2014, we incurred fees for legal services of $75,119, website design and maintenance of $26,375, and investor relations services of $20,000.  We did not incur any fees due to RCS Advisory for the years ended December 31, 2013 and 2012.

License Agreement

Our investment adviser has also granted us a non-exclusive license to use the name “BDCA.”  Under our sublicense agreement, we have a right to use the BDCA name and logo, for so long as our investment adviser remains our investment adviser.  Other than with respect to this limited license, we have no legal right to the “BDCA” name or logo.  The sublicense agreement will remain in effect for so long as the Investment Advisory Agreement with our investment adviser is in effect.  The sublicense agreement will also terminate upon the expiration or termination of the license agreement between BDCA Adviser and our investment adviser pursuant to which BDCA Adviser granted our investment a non-exclusive license to use the name “BDCA,” including the limited right to sublicense such use to any BDC to whom our investment adviser provides investment advisory services.

Joint Liability Insurance Agreement

On August 28, 2014, we entered into a joint liability insurance agreement with our investment adviser which allocates the premium cost of our directors and officers liability insurance policy (the “D&O Policy”) and our excess coverage policy (the “Excess Policy”) between us and our investment adviser.  The D&O Policy covers our directors and officers, insures us against loss that we may be required or permitted to pay as indemnities of our directors and officers, and insures us for certain securities claims.  We also maintain an Excess Policy which provides for excess coverage to our officers and directors in the case of non-indemnifiable claims.  The coverages under the D&O Policy and the Excess Policy in certain cases extend to the officers, managers and employees of our investment adviser, and to the members of the our investment adviser’s investment committee. For the policy year ending August 28, 2015, 10% of the total D&O Policy premium and 10% of the total Excess Policy premium has been allocated to our investment adviser.

Co-investments

To the extent permitted by the 1940 Act and the interpretations of the SEC staff, our investment adviser may determine it is appropriate for us and one or more other investment accounts managed by our investment adviser or any of its affiliates to participate in an investment opportunity.  These co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among us and the other participating accounts.  To mitigate these conflicts, our investment adviser will seek to execute such transactions for all of the participating investment accounts, including us, on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments and the investment programs and portfolio positions of us, the clients for which participation is appropriate and any other factors deemed appropriate.

As a BDC, we may be limited in our ability to invest in any portfolio company in which BDCA, BDCA II or any other investment account managed by investment advisers affiliated with our investment adviser or any of its affiliates has an investment unless we obtain exemptive relief from the SEC.

On October 2, 2014, we, BDCA and BDCA II and our respective advisers filed an application for exemptive relief with the SEC to permit an investment fund and one or more other affiliated investment funds, including future affiliated investment funds, to participate in the same investment opportunities through a proposed co-investment program where such participation would otherwise be prohibited under the 1940 Act.  This exemptive relief, if granted by the SEC, would be subject to certain conditions designed to ensure that the participation by one investment fund in a co-investment transaction would not be on a basis different from or less advantageous than that of other affiliated investment funds.  In the event exemptive relief is granted by the SEC, we expect to present qualifying co-investment opportunities for growth companies to affiliated investment funds that intend to rely on the relief and, likewise, we would expect to be presented with qualifying co-investment opportunities for growth companies by affiliated investment funds that intent to rely on relief.

A first amendment to the application for exemptive relief was filed with the SEC on March 13, 2015.  On May 11, 2015, the SEC notified us and other applicants that an order granting the requested exemptive relief would be issued unless the SEC orders a hearing. Requests for hearings must be received by the SEC by June 8, 2015. If no requests for hearings are submitted to the SEC, we expect the SEC’s exemptive order to be issued on or around June 9, 2015.

Review, Approval or Ratification of Transactions with Related Parties

In the ordinary course of business, we may enter into transactions with portfolio companies that may be considered related party transactions.  In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors.  We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction.  Our Board of Directors reviews these procedures on an annual basis.

The Audit Committee of our Board of Directors is required to review and approve any transactions with related parties (as such term is defined in Item 404 of Regulation S-K).

In addition, our code of business conduct and ethics, which is applicable to all our all employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.  Our code of business conduct and ethics is available on our website at www.bdcv.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, the Nasdaq Stock Market and to us.  Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during 2014 all Section 16(a) filing requirements applicable to the executive officers, directors and greater than 10% beneficial owners were timely satisfied.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting.  If any matters do come before the Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Annual Meeting.  The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Annual Meeting unless certain securities law requirements are met.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2016 Annual Meeting of Stockholders will be held in May 2016, but the exact date, time, and location of such meeting have yet to be determined.  A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Greenwood Village, Colorado, and the Company must receive the proposal no later than [           ][insert date that is 120 days prior to the first anniversary of this year’s definitive proxy statement date], in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting.  The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if:  (i) the Company receives notice of the proposal before the close of business on [            ][insert date that is 90 days prior to the first anniversary of the this year’s definitive proxy statement date], which is the advance notice requirement contained in the Company’s Bylaws, and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (ii) the Company does not receive notice of the proposal prior to the close of business on [       ][insert date that is 90 days prior to the first anniversary of the this year’s definitive proxy statement date].

Notices of intention to present proposals at the 2016 Annual Meeting of Stockholders should be addressed to BDCA Venture, Inc., Attention: Corporate Secretary, 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111.  The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

You are cordially invited to attend the Annual Meeting in person.  Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope or submit your vote by calling toll free at 1-800-690-6903 or through the website of our proxy tabulator at www.proxyvote.com, as indicated on the proxy card.

By Order of the Board of Directors,

/s/ Frederic M. Schweiger
Frederic M. Schweiger
Corporate Secretary

Greenwood Village, Colorado
May [      ], 2015

PRIVACY NOTICE

We are committed to protecting your privacy.  This privacy notice, which is required by federal law, explains privacy policies of BDCA Venture, Inc. and our investment adviser.  This notice supersedes any other privacy notice you may have received from BDCA Venture, Inc., and its terms apply both to our current stockholders and to former stockholders as well.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you.  With regard to this information, we maintain procedural safeguards that comply with federal standards.

Our goal is to limit the collection and use of information about you.  In certain cases, when you purchase shares of our common stock, our transfer agent collects personal information about you, such as your name, address, Social Security number or tax identification number.  This information is used only so that we can send you annual reports, proxy statements and other information required by law, and to send you information we believe may be of interest to you.

We do not share such information with any non-affiliated third party except as described below:

●	It is our policy that only authorized employees of our investment adviser, who need to know your personal information will have access to it.

●
We may disclose stockholder-related information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information.  These companies are required to protect your information and use it solely for the purpose for which they received it.

●
If required by law, we may disclose stockholder-related information in accordance with a court order or at the request of government regulators.  Only that information required by law, subpoena, or court order will be disclosed.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS

The Proxy Statement and 2014 Annual Report to Stockholders are available at www.proxyvote.com

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive the 2015 Annual Report to Stockholders and proxy materials via the Internet rather than by mail.  To sign up for this optional service, visit www.proxyvote.com.  When the materials are available, we will send you an email with instructions that will enable you to receive these materials electronically.

YOUR VOTE IS IMPORTANT!

You can authorize a proxy in one of three ways:

1. Vote by Internet: www.proxyvote.com. Follow the on-line instructions provided.

2. Vote by Telephone: Call toll free at 1-800-690-6903, and follow the instructions provided.

3. Vote by Mail: Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

BDCA VENTURE, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

JUNE 11, 2015

The undersigned stockholder of BDCA Venture, Inc. (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Timothy J. Keating and Frederic M. Schweiger, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 11, 2015, at 9:00 a.m., Mountain Time, at the Company’s corporate headquarters located at 5251 DTC Parkway, Suite 1100, Greenwood Village, Colorado 80111, and at all postponements or adjournments thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no voting instruction is specified, it will be voted “FOR” Proposal 1, and in the discretion of the proxies with respect to matters described in Proposal 2.

Please vote, sign and date this proxy on the reverse side and return it promptly by mail in the enclosed, self-addressed envelope or you may vote by calling toll free at 1-800-690-6903 or through the website at www.proxyvote.com by following the instructions on the reverse side.

(CONTINUED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS
BDCA VENTURE, INC.
JUNE 11, 2015

PROXY VOTING CARD

We encourage you to take advantage of telephone or Internet voting, which is available 24 hours a day, 7 days a week. Telephone or Internet voting is available through 9:00 a.m., Mountain Time, the day prior to the Annual Meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

	VOTE BY INTERNET		VOTE BY TELEPHONE		VOTE BY MAIL
	www.proxyvote.com		1-800-690-6903
●	Go to the website address listed above.	●	Call toll free at the telephone number listed above.	●	Mark, sign and date your proxy card.
●	Have your proxy card ready.	●	Have your proxy card ready.	●	Fold your proxy card.
●	Follow the simple instructions that appear on your computer screen.	●	Follow the simple instructions that you hear on your telephone.	●	Return your proxy card in the postage-paid envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

1.  The election of the following persons (except as marked to the contrary) as directors, each of whom will serve as director of BDCA Venture, Inc. until the 2016 Annual Meeting of Stockholders, or until his successor is duly elected and qualified.
	FOR	WITHHOLD AUTHORITY	FOR ALL EXCEPT
	☐	☐	☐

(01) Laurence W. Berger

(02)Timothy J. Keating

(03) Leslie D. Michelson

(04) J. Taylor Simonton

*To withhold authority to vote for any individual nominee, mark “For All Except” and strike a line through the name above.

2. To vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

IMPORTANT:  Please sign exactly as name appears hereon and date your proxy.  Joint owner should each sign personally.  Trustees or others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.

SIGNATURE	DATE	SIGNATURE	DATE